UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2005

WESTPOINT STEVENS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15381	36-3498354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 West 10th Street, West Point, Georgia	31833

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (706) 645-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2005, the Registrant executed an amendment ("Seventh Amendment") to the debtor-in-possession financing agreement ("DIP Agreement") between WestPoint Stevens Inc. (the "Registrant"), certain of its subsidiaries and the financial institutions parties to the DIP Agreement.  A copy of the Seventh Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.  The Seventh Amendment is subject to approval by the Bankruptcy Court and among other things:

-	amends the EBITDA and Minimum Availability covenants set forth in Sections 7.23 and 7.24, respectively;
-

extends the term of the DIP Agreement to the earliest to occur of: (a) December 2, 2005, or (b) the consummation of a sale, pursuant to Section 363 of the Bankruptcy Code or pursuant to a confirmed plan of reorganization or liquidation pursuant to Chapter 11 of the Bankruptcy Code, of all or a substantial portion of the assets of the Registrant or other Borrower under the DIP Agreement; and

-

amends the requirement that the Registrant furnish audited financial statements to the Administrative Agent by providing that unaudited financial statements may be provided that meet certain GAAP requirements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 hereof is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1

Seventh Amendment to Post-Petition Credit Agreement dated April 12, 2005, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions named therein and Bank of America, N.A. and Wachovia Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTPOINT STEVENS INC.
(Registrant)

Date: April 19, 2005	By:	/s/ Christopher N. Zodrow

Christopher N. Zodrow
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Seventh Amendment to Post-Petition Credit Agreement dated April 12, 2005, among WestPoint Stevens Inc. and certain of its subsidiaries, the financial institutions named therein and Bank of America, N.A. and Wachovia Bank, National Association.